                               PURCHASE AGREEMENT


         This PURCHASE AGREEMENT is dated as of November 7, 2001 (the "AGREEMENT"), between Sands Brothers & Co., Ltd., a Delaware corporation ("SANDS BROTHERS") and BlueStone Capital Corp., a New York corporation ("BLUESTONE").

                              W I T N E S S E T H :

         WHEREAS, Bluestone desires to transfer and assign to Sands Brothers, and Sands Brothers desires to purchase from Bluestone, the Accounts (as hereafter defined) the Bluestone Persons (as hereafter defined) and such other assets as are fully set forth herein, upon the terms and conditions herein contained;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

       1. CLOSING.

          The closing of the transactions set forth herein (the "CLOSING") shall take place at the offices of Blank Rome Tenzer Greenblatt LLP, 405 Lexington Avenue, New York, NY 10017 at 10:00 A.M., local time, on November 7, 2001, or at such other time, date and/or place as may be agreed upon by the parties hereto. The date on which the Closing occurs is hereinafter referred to as the "CLOSING DATE."

       2. TRANSFER OF ACCOUNTS.

          2.1. At the Closing, BlueStone shall transfer all of its right, title and interest in and to the Accounts, and all customer and operational files, including, without limitation, customer account agreements, arbitration agreements, option agreements and margin agreements relating to the Accounts (the "TRANSFERRED FILES"); PROVIDED, HOWEVER, that Sands Brothers acknowledges that certain files relating to the Shochet Accounts (as hereafter defined) are currently held by Shochet Securities, Inc. and Shochet Holding Corp. (collectively, "SHOCHET"), pursuant to that certain agreement dated August 1, 2001, as amended on August 31, 2001, among Shochet, BlueStone and Healthstar Corp. (the "SHOCHET AGREEMENT") and attached hereto as EXHIBIT A, and, to the extent that Sands Brothers requires access to such files, BlueStone shall, upon written request of Sands Brothers, invoke the rights granted to it pursuant to Section 2.1 of the Agreement to enable Sands Brothers to obtain access to any and all of such files. BlueStone shall be entitled access to the Transferred Files during regular business hours and upon reasonable notice to Sands Brothers. BlueStone shall retain all corporate and accounting files relating to the Accounts, including files relating to past trading history of the Accounts and files and agreements relating to any other accounts that do not constitute the Accounts (the "RETAINED FILES"). Conversely, Sands Brothers shall be entitled to access to the Retained Files during regular business hours and upon reasonable notice to Bluestone. At Sands Brothers' option, BlueStone shall cause The Bank of New York to effect an electronic, negative transfer of the Accounts to Sands Brothers on a tape-to-tape basis. In the event that either party requires access to any such files retained by the other party in connection with an audit by any regulatory authority, the other party shall accommodate the party seeking access to such files to enable the requesting party to comply with such audit, without material interference with the other party's operations.

          2.2. The term "ACCOUNTS" means all of the securities brokerage accounts of the retail and institutional clients of BlueStone as of the date of this Agreement, including without limitation, all of the securities brokerage accounts of retail and institutional clients (the "SHOCHET ACCOUNTS") acquired by BlueStone from Shochet pursuant to the Shochet Agreement. For purposes of this definition, Shochet Accounts includes any new accounts opened on or after August 31, 2001 for which Shochet Persons (as hereafter defined) are designated as account representatives. The terms "BlueStone Accounts" means all Accounts which are not Shochet Accounts. BlueStone represents that the list of all Bluestone Accounts and Shochet Accounts previously delivered to Sands Brothers is the true, correct and complete list of all such accounts as of the date of this Agreement, provided, however, that the list contains duplicate accounts and inactive accounts.

          2.3. As soon as practical, BlueStone and Sands Brothers shall prepare a form of letter, which shall be in form and substance reasonably satisfactory to Sands Brothers and include such information regarding BlueStone and Sands Brothers as deemed reasonably necessary by BlueStone and Sands Brothers, to be delivered to the holders of all Accounts advising such holders of the transfer of the Accounts to Sands Brothers. The letter shall be sent to all holders of the Accounts no later than five (5) calendar days after the Closing Date (or such other number of days agreed to by Sands Brothers and BlueStone, or such greater number as may be required by regulatory authorities) so as to provide Account holders with notice of account changes.

          2.4. Sands Brothers shall be under no obligation to accept any Accounts which it believes to be unsuitable for any reason whatsoever, including, without limitation, any margin account, any Account in a state in which Sands Brothers is not registered or any Account with what Sands Brothers deems to be an excessive debit balance. Sands Brothers shall not be responsible for any margin or debit balances in any of the Accounts until the Account is accepted by Sands Brothers.

          2.5. Notwithstanding anything herein to the contrary, Sands Brothers shall have the right to return any of the Accounts to BlueStone (any such Account is referred to as a "RETURNED ACCOUNT") on or prior to the 30th day following the Closing Date, provided that Sands Brothers' reason for returning the Account(s) relates to trades made or other events which occurred prior to the Closing Date.

       3. TRANSFER OF REGISTERED REPRESENTATIVES AND OTHER PERSONNEL.

          3.1. BlueStone acknowledges and agrees that Sands Brothers shall be permitted (but not obligated) to offer to hire some or all of BlueStone's personnel (other than William Walters and Matthew Gohd) at the time of the Closing, a list of which BlueStone personnel, including, but not limited, to personnel currently employed by BlueStone which personnel formerly were employed by Shochet (the "SHOCHET PERSONS" and collectively with the list of all other BlueStone personnel, each, a "BLUESTONE PERSON" or collectively, "BLUESTONE

PERSONS") is set forth on Schedule 3 attached hereto. At Closing, BlueStone shall terminate each Bluestone Person to be employed by Sands Brothers and Sands Brothers shall have the right to offer to hire Bluestone Persons in accordance with this Section 3.1. In accordance with its regular payroll policies and procedures, BlueStone agrees that it shall be responsible for all salaries, commissions and bonuses due to any BlueStone Person through the date of termination of their employment with BlueStone. If and when such Bluestone Persons are hired by Sands Brothers, the salary, commission, bonus and compliance obligations of such Bluestone Persons from and after the hiring date shall be the sole responsibility of Sands Brothers.

          3.2. BlueStone shall retain all rights it possesses under its existing "Association Agreements" or other agreements (other than the right to employ Bluestone Persons), including, without limitation, loans with Bluestone Persons, rights of indemnification and non-solicitation; provided, however, that BlueStone shall not be permitted to exercise any of such rights (including, without limitation, the right to file claims or commence arbitration proceedings or any other actions at law or in equity), other than rights of indemnification and rights to collect under loans that are not forgivable by their terms and for which repayment is not linked to continued employment or employment performance, with respect to any Bluestone Person, as long as such Bluestone Person remains an employee of Sands Brothers or an affiliate or successor of Sands Brothers. True, correct and complete copies of all "Association Agreements" and other employment and compensation agreements between Bluestone and the Bluestone Persons have previously been provided to Sands Brothers.

       4. TRADEMARKS AND OTHER INTELLECTUAL PROPERTY.

          At the Closing, BlueStone shall transfer and assign to Sands Brothers all right, title and interest in and to all of trademarks, tradenames, service marks and copyrights acquired by BlueStone pursuant to the Shochet Agreement (including the rights to use all logos and letterhead, the URL "Shochet.com" and any other URL's previously used by Shochet), a complete list of which is set forth on Schedule 4 attached hereto (the "INTANGIBLES"). BlueStone further agrees to promptly execute and file such documents, certificates and notices reasonably requested by Sands Brothers to effectuate such transfers, including, without limitation, with the United States Patent and Trademark Office and with the National Association of Securities Dealers (the "NASD"). Moreover, Bluestone shall use its commercially reasonable efforts to cause any Shochet name changes to be effectuated pursuant to the Shochet Agreement as soon as practicable.

       5. REAL PROPERTY AND EQUIPMENT.

          5.1. At Sands Brothers' specific request to be made at or following the Closing, BlueStone will sublease or use commercially reasonable efforts to assign (or cause to be subleased or assigned) to Sands Brothers all of BlueStone's right, title and interest to any or all properties (other than the lease relating to the officers occupied by BlueStone at 650 Fifth Avenue, New York, New York 10019 (the "New York Lease") and those properties relating to Shochet Leases (defined below)) where Bluestone Persons operate or conduct retail or institutional brokerage business prior to the date hereof (the "BLUESTONE LEASES"), at the same rent paid by BlueStone; provided, however, that if Sands Brothers does not advise BlueStone that Sands Brothers requests sublease or assignment of a BlueStone Lease on or before the forty-fifth
(45th) business day following the Closing, BlueStone may take such other action as determines appropriate with respect to such BlueStone Lease(s). A list of the Bluestone Leases is set forth on Schedule 5.1 attached hereto. BlueStone will use commercially reasonable efforts, with respect to those properties, if any, requested by Sands Brothers, to (i) assist Sands Brothers to obtain any and all applicable consents necessary to sublease or assign the Bluestone Leases to Sands Brothers promptly following the Closing, (ii) execute assignments of the Bluestone Leases in substantially the form reasonably acceptable to Sands Brothers, and (iii) assist Sands Brothers to obtain landlord estoppel certificates relating to the Bluestone Leases in substantially the form reasonably acceptable to Sands Brothers (the documents referred to in the preceding clauses (i) (ii) and (iii) collectively referred to as the "Landlord Documents"), and will assign to Sands Brothers its rights to the security deposits relating to such Bluestone Leases.

          5.2. With respect to Shochet Leases (as defined in the Shochet Agreement) in which (i) BlueStone is currently paying (or has the right to pay) the monthly rental payments provided thereunder as set forth in Section 7 of the Amendment and Supplement to the Shochet Agreement dated as of August 31, 2001 (the "Shochet Amendment") and (ii) Sands Brothers desires to occupy such property following the Closing, BlueStone agrees (to the extent it has the right to do so) to permit Sands Brothers to use the properties under such Shochet Leases and Sands Brothers agrees to (i) pay the monthly rental payments provided for under such Shochet Leases directly to the lessor for as long as Sands Brothers occupies such property and (ii) send confirmation to Shochet of each such payment within five (5) business days of each such payment.

          5.3. At Sands Brothers' specific request to be made at or within forty-five (45) business days following the Closing, BlueStone will transfer or assign to Sands Brothers any or all of the specific furniture, fixtures and telephone and computer equipment relating to the properties covered by the Bluestone Leases (the "BLUESTONE EQUIPMENT") which is so requested by Sands Brothers and all rights relating to the Bluestone Equipment in accordance with this Section 5. A list of the Bluestone Equipment and leases pertaining to any Bluestone Equipment ("BLUESTONE EQUIPMENT LEASES") is set forth on Schedule 5.3 attached hereto.

          5.4. With respect to Shochet Equipment Leases (as defined in the Shochet Agreement) in which (i) BlueStone is currently paying (or has the right to pay) the monthly rental payments provided thereunder as provided in Section 9 of the Shochet Amendment and (ii) Sands Brothers desires to use the equipment subject to said leases, BlueStone agrees (to the extent it has the right to do so) to permit Sands Brothers to use the equipment under such Shochet Equipment Leases and Sands Brothers agrees to pay the monthly rental payments provided for under such Shochet Equipment Leases directly to the lessor for as long as Sands Brothers uses such property.

          5.5. To the extent requests are made by Sands Brothers respecting assignments or subleases of Bluestone Leases, BlueStone and Sands Brothers will allocate rent and utility charges relating to such properties as of the date of that Sands commences occupying such properties ("OCCUPANCY DATE") and will remit any amounts due as a result of such allocation at such time. On the applicable Occupancy Dates, if any, Sands Brothers shall pay to BlueStone an amount equal to the security deposits held by the landlords of the properties assigned or sublet to Sands Brothers under Section 5.1.

       6. INDEMNIFICATION AGREEMENT. Upon the Closing, all of BlueStone's rights to indemnification against Shochet pursuant to Section 22(a) of the Shochet Agreement shall be assigned to Sands Brothers.

       7. CONSIDERATION. As consideration for the transactions described in Sections 2 through 5 of this Agreement (the "TRANSACTION"):

          7.1. Sands Brothers shall pay BlueStone a sum of One Million Seventy Five Thousand Dollars ($1,075,000) in immediately available funds (the "PURCHASE PRICE").

       8. NO ASSUMPTION OF LIABILITIES; EXCLUDED ASSETS. BlueStone acknowledges that, except with respect to assuming and performing (i) Sands Brothers' obligations, if any, after the Closing under the Bluestone Leases and the Bluestone Equipment Leases set forth on Schedules 5.1 and 5.3 attached hereto and (ii) the obligations set forth in Section 8, Sands Brothers shall not assume any liabilities, expenses, debts or obligations of BlueStone, contingent or absolute, known or unknown, including, without limitation, any Litigation Liabilities. "LITIGATION LIABILITIES" means any debts, obligations or liabilities arising from or relating to pending, threatened and unasserted claims (including, without limitation, customer complaints), litigation, legal actions, counterclaims, suits or arbitration or other legal, administrative or tax proceedings against BlueStone or Shochet. BlueStone further acknowledges that Sands Brothers shall not acquire any assets of BlueStone (other than the Accounts, Bluestone Persons, and, if acquired, Bluestone Equipment, Bluestone Leases and Bluestone Equipment Leases), including, without limitation, BlueStone's cash, securities (including marketable securities, options, warrants and other derivative securities), goodwill and litigation rights (the "EXCLUDED ASSETS").

       9. RESTRICTIONS ON TRANSFER OF SHOCHET ACCOUNTS BY SANDS BROTHERS. Sands Brothers agrees that it shall not transfer any of the Shochet Accounts (unless directed by the client or required by law, rule, regulation, consent, order or decree or any government agency or regulatory authority), in connection with a sale of all or substantially all of its assets or otherwise until September 1, 2004 unless the party to which the Accounts and the New Accounts are transferred assumes Sands Brothers' obligations under this
Section 8 and the obligations of BlueStone under Section 10 of the Shochet Agreement which are expressly assumed by Sands Brothers.

      10. NON-SOLICITATION. BlueStone covenants and agrees to and shall cause each of its affiliates, subsidiaries, officers, directors, shareholders, control persons, employees, agents and representatives not to solicit, employ or otherwise entice away from Sands Brothers or any of Sands Brothers' affiliates or subsidiaries any Bluestone Persons or any Accounts or New Accounts for a three (3)-year period following the Closing Date; PROVIDED, HOWEVER, that this Section 10 shall not apply to solicitation by William Walters and Matthew Gohd of those accounts for which William Walters or Matthew Gohd are the designated account representative (which accounts are set forth on Schedule 10 annexed hereto).

      11. ANNOUNCEMENTS. Upon the signing of this Agreement, the parties hereto shall issue a joint press release announcing the Transaction.

      12. NO FINDER'S FEE. Each party hereto represents and warrants that it has done nothing to incur any obligation or liability for a finder's fee, commission, brokerage fee or like payment in connection with the Transaction that is the responsibility of the other party.

      13. REPRESENTATIONS AND WARRANTIES OF BLUESTONE. BlueStone represents and warrants to Sands Brothers as follows:

          13.1. BlueStone is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, with full corporate power and corporate authority to (i) own, lease and operate its properties, (ii) carry on its business as currently conducted and (iii) execute and deliver, and perform under this Agreement and each other agreement and instrument to be executed and delivered by it pursuant hereto.

          13.2. The execution and delivery by BlueStone of this Agreement, the performance by BlueStone of its obligations hereunder, and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of BlueStone (including, but not limited to, the approval of the Board of Directors of BlueStone) and BlueStone has all necessary corporate power and corporate authority with respect thereto. This Agreement constitutes the valid and binding obligation of BlueStone in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and subject to the rules of law governing (and all limitations on) specific performance, injunctive relief, and other equitable remedies.

          13.3. Except as set forth on Schedule 13.3 attached hereto, the execution, delivery and performance of this Agreement and compliance with the provisions hereof and the consummation of the transactions contemplated hereby by BlueStone, do not and will not, with or without the passage of time or the giving of notice or both, conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of BlueStone under its Certificate of Incorporation or By-laws or any other agreement to which it is a party or any law, order, rule, regulation, order or judgment of any governmental authority.

          13.4. BlueStone has good and marketable title to all of the BlueStone Equipment, free and clear of all liens, claims, security interests, pledges, mortgages, charges and encumbrances of any nature whatsoever, except to the extent that certain of the BlueStone Equipment is subject to the Bluestone Equipment Leases or Shochet Equipment Leases and except where the failure to have such title would not have a material effect on the value or intended use by Sands Brothers of the Bluestone Equipment, if so acquired. All Bluestone Equipment is being sold "as is."

          13.5. Except (i) filings of form U-4s by Sands Brothers and U-5's by BlueStone relating to the BlueStone Persons, (ii) any consents required under the BlueStone Leases, Shochet Leases, Bluestone Equipment Leases and Shochet Equipment Leases, and (iii) any notice or filing required to be given to the NASD for the transfer of the Accounts and/or Shochets Persons, no consent, approval, notice, qualification, order or authentication of, or filing with, any governmental authority or self-regulatory organization or any of BlueStone's stockholders, lenders or other creditors is required in connection with BlueStone's valid execution, delivery and performance of this Agreement and all other documents in connection herewith, except which has been received.

          13.6. Except as set forth on Schedule 13.6 attached hereto, BlueStone represents that it retains all liabilities and obligations, whether contingent, fixed or potential, relating to (i) the Accounts, Bluestone Persons, Intangibles, properties relating to the Bluestone Leases or the Bluestone Equipment, including, without limitation, Litigation Liabilities, through the Closing Date (other than margin balances) (ii) the Returned Accounts through the Closing Date and after such Accounts are returned and
(iii) any other liabilities and obligations of BlueStone not related to the matters covered by clauses (i) and (ii) above, whether before or after the Closing Date.

          13.7. BlueStone has not received any notice that it has or may have infringed or is infringing upon the rights of others with respect to the Intangibles. BlueStone has not received any notice of conflict with the asserted rights of others with respect to the Intangibles (and BlueStone knows of no basis therefor), and, except that Shochet has not satisfied its obligations with respect to the Intangibles (as defined in the Shochet Agreement), to BlueStone's knowledge, no others have infringed upon the Intangibles.

      14. REPRESENTATIONS AND WARRANTIES OF SANDS BROTHERS. Sands Brothers represents and warrants to BlueStone as follows:

          14.1. Sands Brothers is a corporation duly organized validly existing and in good standing under the laws of the State of Delaware with full corporate power and corporate authority to (i) own, lease and operate its properties, (ii) carry on its business as currently conducted by it and
(iii) execute and deliver, and perform under this Agreement and each other agreement and instrument to be executed and delivered by it pursuant hereto.

          14.2. The execution and delivery by Sands Brothers of this Agreement, the performance by Sands Brothers of its obligations hereunder, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Sands Brothers, and Sands Brothers has all necessary corporate power and corporate authority with respect thereto. This Agreement constitutes the valid and binding obligation of Sands Brothers in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and subject to the rules of law governing (and all limitations on) specific performance, injunctive relief, and other equitable remedies.

      15. INDEMNIFICATION.

              (a) BlueStone hereby indemnifies and agrees to defend and hold harmless Sands Brothers and its respective officers, directors and employees from and against any and all losses, obligations, deficiencies, liabilities, claims, damages, costs and expenses (including, without limitation, the amount of any settlement entered into pursuant hereto, and all reasonable legal and other expenses incurred in connection with the investigation, prosecution or defense of any matter indemnified pursuant hereto) which it may sustain, suffer or incur and which arise out of, are caused by, relate to, or result or occur from or in connection with: (i) the Accounts, with respect to activity occurring prior to the date such Accounts are transferred by BlueStone's clearing agent and accepted by Sands Brothers in accordance with Section 19 below, and the Returned Accounts, with respect to activity from and after the date such Accounts are returned to BlueStone in accordance with Section 2.5;
(ii) supervisory obligations with respect to any Bluestone Persons relating to activity of such Bluestone Persons prior to the date such Bluestone Person is transferred on the books of the NASD in accordance with Section 19 below;
(iii) any misrepresentation or omission of a material fact contained in any representation or warranty of BlueStone contained herein; (iv) any breach or failure by BlueStone to comply with, perform or discharge any obligation, agreement or covenant contained in this Agreement; (v) any securities brokerage accounts of the retail and institutional clients of BlueStone not constituting Accounts; and (vi) any and all liabilities of BlueStone (whether absolute or contingent, known or unknown), other than those liabilities expressly assumed by Sands Brothers herein.

              (b) Sands Brothers hereby indemnifies and agrees to defend and hold harmless BlueStone and its officers, directors and employees from and against any and all losses, obligations, deficiencies, liabilities, claims, damages, costs and expenses (including, without limitation, the amount of any settlement entered into pursuant hereto, and all reasonable legal and other expenses incurred in connection with the investigation, prosecution or defense of any matter indemnified pursuant hereto), which it may sustain, suffer or incur and which arise out of, are caused by, relate to, or result or occur from or in connection with: (i) the Accounts, with respect to activity occurring from and after the date such Accounts are transferred by BlueStone's clearing agent and accepted by Sands Brothers in accordance with
Section 19 below; (ii) supervisory obligations with respect to any Bluestone Persons relating to activity of such Bluestone Persons after the date such Bluestone Person is transferred on the books of the NASD in accordance with
Section 19 below; (iii) any misrepresentation or omission of a material fact contained in any representation or warranty of Sands Brothers contained herein; or (iv) any breach or failure by Sands Brothers to comply with, perform or discharge any obligation, agreement or covenant contained in this Agreement.

               (c) If a claim by a third party is made against any party or parties hereto and the party or parties against whom said claim is made intends to seek indemnification with respect thereto under Sections 14(a) or 14(b), the party or parties seeking such indemnification shall promptly notify the indemnifying party or parties, in writing, of such claim; provided, however, that the failure to give such notice shall not affect the rights of the indemnified party or parties hereunder except to the extent that such failure materially and adversely affects the indemnifying party or parties due to the inability to timely defend such action. The indemnifying party or parties shall have ten (10) business days after said notice is given to elect, by written notice given to the indemnified party or parties, to undertake, conduct and control, through counsel of their own choosing (subject to the consent of the indemnified party or parties, such consent not to be unreasonably withheld) and at their sole risk and expense, the good faith settlement or defense of such claim, and the indemnified party or parties shall cooperate with the indemnifying parties in connection therewith; provided that all settlements require the prior reasonable consultation with the indemnified party and the prior written consent of the indemnified party (unless it contains a general release of the indemnified party), which consent shall not be unreasonably withheld. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including one local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and one local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would, in the indemnified party's reasonable judgment, present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or
(iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. So long as the indemnifying party or parties are contesting any such claim in good faith, the indemnified party or parties shall not pay or settle any such claim; provided, however, that notwithstanding the foregoing, the indemnified party or parties shall have the right to pay or settle any such claim at any time, provided that in such event they shall waive any right of indemnification therefor by the indemnifying party or parties. If the indemnifying party or parties do not make a timely election to undertake the good faith defense or settlement of the claim as aforesaid, or if the indemnifying parties fail to proceed with the good faith defense or settlement of the matter after making such election, then, in either such event, the indemnified party or parties shall have the right to contest, settle or compromise the claim.

              (d) Regardless of which party is controlling the defense of any claim, each party shall act in good faith and shall provide reasonable documents and cooperation to the party handling the defense.

               (e) Notwithstanding anything herein to the contrary in this
Section 15, in no event shall (x) the indemnification by BlueStone under clauses (iii) and (iv) of Section 15(a) or (y) the indemnification of Sands Brothers under clause (iii) of Section 15(b) exceed $1,325,000.

      16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the parties hereto hereby agrees that the representations and warranties made by or on behalf of each party in this Agreement or in any document or instrument delivered pursuant hereto shall survive the execution hereof for a period of one (1) year.

      17. CONDUCT OF BUSINESS. Prior to the Closing Date, (i) BlueStone shall conduct its business only in the ordinary course, (ii) BlueStone shall use its best efforts to maintain the value of its business as a going concern, (iii) BlueStone shall not sell, transfer or otherwise dispose of any of the assets without the prior written consent of Sands Brothers, (iv) BlueStone shall not transfer any of the Accounts without the prior written consent of Sands Brothers, except upon receipt of instructions from a client, and (v) BlueStone shall not terminate any of the BlueStone Leases set forth on Schedule 5.1 attached hereto without the prior written consent of Sands Brothers.

      18. CONDITIONS TO OBLIGATIONS OF SANDS BROTHERS.   The obligations of
Sands Brothers shall be subject to the satisfaction of each of the following conditions, or written waiver by Sands Brothers thereof:

          18.1. BlueStone shall have performed in all material respects each of the agreements and covenants made by them in this Agreement and required to be performed on or prior to the Closing Date;

          18.2. The representations and warranties of BlueStone contained herein shall be true, complete and correct in all material respects at and as of the Closing Date, as if made at such date, except for the passage of time;

          18.3. There exists no order, judgment, decree, injunction, consents, citations, rulings, determinations, verdicts (the "ORDER") entered, issued or made, to which the Accounts, Bluestone Persons, Intangibles, properties relating to the Bluestone Leases or the Bluestone Equipment are subject or which restrains or prohibits the Transaction, and no claim, suit, action, inquiry, investigation or proceeding in which it shall be, or it is, sought to restrain, prohibit or change the terms of or obtain damages or other relief in connection with this Agreement or the Transaction, has been instituted or threatened by any person or entity, and which, in the reasonable judgment of Sands Brothers (based on the likelihood of success and material consequences of such claim, suit, action, inquiry or proceeding), makes it impossible to proceed with the consummation of the Transaction in all material respects;

          18.4. Sands Brothers shall have received an opinion of Blank Rome Tenzer Greenblatt LLP, counsel to Bluestone, in substantially the form of EXHIBIT B attached hereto;

          18.5. BlueStone shall have provided Sands Brothers with such other documents as Sands Brothers may reasonably request and which are customarily reviewed in connection with transactions of this type;

          18.6. All regulatory approvals necessary to consummate the Transaction shall have been obtained by the Closing Date; and

          18.7. BlueStone shall have provided Sands Brothers with an agreement, in the form attached as Exhibit D hereto, dated as of the Closing Date by and among BlueStone, BlueStone Holdings Corp., Sands Brothers and Shochet (the "FEE AGREEMENT") evidencing settlement of payment of the Fee (as defined in and under the terms of the Shochet Agreement), which agreement, among other things, (i) shall release Sands Brothers from payment of the Fee and assumption of any and all liabilities relating to payment of the Fee,
(ii) shall release Sands Brothers from the transfer restrictions in Section 11 of the Shochet Agreement relating to the Fee and (iii) shall, at Sands' option, sublease or assign (or cause to be subleased or assigned) to Sands, all of Shochet's right, title and interest under certain leases set forth on a schedule attached thereto.

      19. CONDITIONS TO OBLIGATIONS OF BLUESTONE. The obligations of BlueStone shall be the subject of the satisfaction of each of the following conditions, or written waiver by BlueStone thereof:

          19.1. Sands Brothers shall have performed in all material respects each of the agreements and covenants made by it in this Agreement and required to be performed on or prior to the Closing Date;

          19.2. The representations and warranties of Sands Brothers contained herein shall be true, complete and correct in all material respects at and as of the Closing Date, as if made at such date, except for the passage of time;

          19.3. There exists no Order entered, issued or made, which restrains or prohibits the Transaction, and no claim, suit, action, inquiry, investigation or proceeding in which it shall be, or it is, sought to restrain, prohibit or change the terms of or obtain damages or other relief in connection with this Agreement or the Transaction, has been instituted or threatened by any person or entity, and which, in the reasonable judgment of BlueStone (based on the likelihood of success and material consequences of such claim, suit, action, inquiry or proceeding), makes it impossible to proceed with the consummation of the Transaction in all material respects; and

          19.4. Bluestone shall have received an opinion of Littman Krooks & Roth P.C., counsel to Sands Brothers, in substantially the form of EXHIBIT C attached hereto;

          19.5. All regulatory approvals necessary to consummate the Transaction shall have been obtained by the Closing Date; and

          19.6.    Sands Brothers shall execute the Fee Agreement.

      20. EFFECTIVENESS OF AGREEMENT. This Agreement shall be effective as of the date hereof. It is recognized that no more than ninety (90) days shall be required for the Bluestone Persons to be transferred on the books of the NASD and the Accounts to be transferred by BlueStone's clearing agent and accepted by Sands Brothers. Accordingly, BlueStone agrees that Sands Brothers shall have no supervisory responsibility over such Bluestone Persons or any liability with respect to such Accounts, including, without limitation, for margin or debit balances in such Accounts, until they are so transferred and accepted by Sands Brothers.

      21. NECESSARY ACTION. Each party hereto agrees to use all reasonable efforts to take or cause to be taken all actions, and to do or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to expeditiously consummate and make effective the transactions contemplated by this Agreement, including, without limitation, the making of any filings with, and the procurement of any authorizations and consents from, regulatory agencies or other persons or entities.

      22. GENERAL PROVISIONS.

          22.1. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made upon receipt if delivered personally, by overnight courier or mailed by overnight express mail, (postage prepaid) or by facsimile transmittal, confirmed by express mail or overnight courier, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

        If to Sands Brothers:            Sands Brothers & Co., Ltd.
                                         90 Park Avenue, 39th Floor
                                         New York, New York 10016
                                         Attn.: Steven B. Sands, Co-Chairman
                                         with a copy to:

                                         Littman Krooks & Roth P.C.
                                         655 Third Avenue, 20th Floor
                                         New York, New York 10017
                                         Attn.: Mitchell C. Littman, Esq.

        If to BlueStone:                 BlueStone Capital Corp.
                                         650 Fifth Avenue
                                         New York, New York 10019
                                         Attn:  William G. Walters, Co-Chairman

                                         with a copy to:

                                         Blank Rome Tenzer Greenblatt LLP
                                         405 Lexington Avenue
                                         New York, New York 10174
                                         Attn:  Brad L. Shiffman, Esq.

          22.2. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.

          22.3. This Agreement constitutes the entire agreement, and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, except for the last two sentences of Section 3 of the letter of intent between Sands Brothers and BlueStone dated October 31, 2001 which shall survive until the Closing and remain in full force and effect.

          22.4. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

          22.5. This Agreement shall not be assigned by operation of law or otherwise, and any assignment shall be null and void.

          22.6. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its choice of law principles. Any disputes, claims or controversies arising out of this Agreement or any breach thereof shall be submitted to final and binding arbitration in New York, New York, and be determined in accordance with the rules of the NASD then in effect in the City of New York. Judgment upon the decision reached by the arbitrator may be entered in any court having jurisdiction.

          22.7. Headings in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

          22.8. This Agreement may be executed in one or more counterparts and by facsimile transmission and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, Sands Brothers and BlueStone have each caused this Agreement to be executed as of the date first written above.



                                            SANDS BROTHERS AND CO., LTD.


                                            By: /s/ STEVEN B. SANDS
                                               ---------------------------------
                                                    Steven B. Sands
                                                    Co-Chairman and Co-CEO



                                            By: /s/ MARTIN S. SANDS
                                               ---------------------------------
                                                    Martin S. Sands
                                                    Co-Chairman and Co-CEO


                                            BLUESTONE CAPITAL CORP.



                                            By: /s/ WILLIAM G. WALTERS
                                               ---------------------------------
                                                    William G. Walters
                                                    Co-Chairman



                                            By: /s/ MATTHEW GOHD
                                               ---------------------------------
                                                    Matthew Gohd
                                                    Co-Chairman